CONSENT AND WAIVER OF TERMS OF SERIES A PREFERRED STOCK

     The undersigned, constituting a majority of the shareholders of Series A Preferred Stock of Sports Group International, Inc., a Florida corporation ("the Company"), hereby consent to and agree to the waiver and modification of the terms of the Series A Preferred Stock as follows:

          1. CONSENT TO ISSUE SERIES B STOCK. Kevin Blackwell shall and does consent to the issuance of the Series B Stock.

          2. WAIVER OF REDEMPTION FEATURE OF SERIES A STOCK. Kevin Blackwell shall and does consent to the waiver of the Redemption feature of the Series A Stock as defined in Article I, Section 3 of the Articles of Amendment to Articles of Incorporation of Sports Group International, Inc., filed on May 11,1999. In exchange for the waiver of the Redemption Feature, Blackwell shall receive an Option to Purchase 105.000 shares of common stock for $1.00 each.

          3. WAIVER OF PART OF THE SECURITY FEATURE OF SERIES A STOCK. Kevin Blackwell shall and does consent to the waiver of the Security Features of the Series A Stock defined in Article I, Section 4tf the Articles of Amendment to Articles of Incorporation of Sports Group International, Inc., filed on May 11, 1999.

          4.   MODIFICATION   OF  CONVERSION   PRICE  FOR  SERIES  A  STOCK.  In
     consideration of the waiver and consent contained herein, each share of Series A Stock shall be convertible into 13 1/3 shares of Common Stock at the election of the Holder of the Series A Stock.

          6. REGISTRATION RLOHTS, In consideration of the waiver and consent contained herein, the Series A Stock shall be entitled to the following Registration Rights:

               5.1 DEFINITIONS. For purposes of this Section 5:

                    (a) REGISTRATION. The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement.

                    (b) REGISTRABLE SECURITIES. The term "Registrable Securities" means: (1) all the shares of Common Stock of the Company issued or issuable upon the conversion of any shares of Series A and/or Series B Preferred Stock issued and shares of Common Stock issued or issuable upon exercise of the Warrant and (2) any shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Series A and/or B Preferred Stock or all such shares of Common Stock described in clause (1) of this subsection (b), as such shares may be adjusted for any stock dividends, splits, reverse splits, combinations and recapitalizations occurring after the closing; excluding in all cases, however, any Registrable Securities sold to the public or sold pursuant to Rule 144.

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                    (c) REGISTRABLE  SECURITIES THEN OUTSTANDING.  The number of shares of "Registrable  Securities then  outstanding"  shall
                    mean  the  number  of  shams  of  Common   Stock  which  are
                    Registrable   Securities   and  (1)  are  then   Issued  and
                    outstanding  or  (2)  are  then  issuable  pursuant  to  the
                    exercise  or  conversion  of  then   outstanding   end  then
                    exercisable options, warrants or convertible securities.

                    (d) HOLDER. For purposes of this Section 7, the term "Holder" means any person owning of record Registrable Securities that have not been sold to the public pursuant to Rule 144 or any assignee of record of such Registrable Securities.

                    (e) SEC. The term `SEC" or "Commission" means the U.S. Securities and Exchange Commission.

               5.2 PIGGYBACK REGISTRATIONS The Company shall notify all Holders of Registrable Securities in writing at least thirty (30) days prior to filing any registration statement under the 1933 Act for purposes of effecting a public offering of securities of the Company (but excluding registration statements relating to any employee benefit plan or a corporate reorganization) and will afford each such Holder an opportunity to include in such registration statement all or any part of the Registrable Securities then held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by such Holder shall, within twenty (20) days after receipt of the above-described notice from the Company, so notify the Company in writing, and in such notice shall inform the Company of the number of Registrable Securities such Holder wishes to include in such registration statement, If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any
          Registrable Securities In any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

                    (a) UNDERWRITING. If a registration statement under which the Company gives notice under this Section 5.2 is for an underwritten offering, then the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder's Registrable Securities to be included in a registration pursuant to this Section 5.2 shall be conditioned upon such Holders participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein, All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, If the managing underwriter determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including Registrable Securities) from the registration and the underwriting, and the number of shares that may be included in the registration and the

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
               underwriting shall be allocated, first to the Company, and second, to each of the Holders requesting inclusion of their Registrable Securities in such registration statement and each other stockholder exercising piggyback registration rights on a pro rata basis. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons Shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included In such "Holder." as defined in this sentence.

                    (b) EXPENSES. The Company shall bear and pay all expenses Incurred in connection with any registration or qualification of Registrable Securities pursuant to this Section 5.2 for each Holder, including all registration and qualification fees, printers and accounting fees relating thereto, and legal fees of counsel to the Company, but excluding underwriting discounts and commissions relating to the Registrable Securities and the legal fees of counsel to the Holders.

               5.3 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

                    (a) Prepare and file with the SEC a  registration  statement with respect to such Registrable Securities and use Its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

                    (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such registration statement.

                    (c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

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
                    (d)  If the  Company  has  delivered  preliminary  or  final prospectuses to the Holders and after having done so the prospectus is amended to comply with the requirements of the 1933 Act the Company shall promptly notify the Holders and, if requested, the Holders shall immediately cease making offers of Registrable Shares and return all prospectuses to the Company The Company shall promptly provide the Holders with revised prospectuses and, following receipt of the revised prospectuses, the Holders shall be free to resume making offers of the Registrable Shares.

                    (e) Use  its  best  efforts  to  register  and  qualify  the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to consummate the disposition in such jurisdictions of such securities; PROVIDED that the Company shall not be required In connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                    (f) In the event of any underwritten public offering,  enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter Into and perform its obligations under such an agreement.

                    (g) Notify each Holder of Registrable  Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included In such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, upon the occurrence of any such event, prepare a supplement or post-effective amendment to the registration statement or related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the securities being sold thereunder, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the facts Therein not misleading.

                    (h) Notify each Holder of Registrable  Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the issuance by the SEC of (i) any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose and (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of any of such Registrable Securities for sale in

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
               any jurisdiction or the initiation or threatening of any proceeding for such purpose, and the Company shall make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such a registration statement or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible time.

                    (i)  Cause  all  Registrable   Securities  covered  by  such
               registration statement to be listed on each securities exchange, if any, on which securities of such class are then listed.

                    (j) Use its  reasonable  efforts  to take  any  other  steps necessary to effect the registration contemplated by Section 5.2.

               5.4 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to timely effect the registration of their Registrable Securities.

               5.5 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 5.

               5.6 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under this Section 5:

                    (a) BY THE  COMPANY,  To the extent  permitted  by law,  the
               Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims. damages, or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                         (i) any untrue statement or alleged untrue statement of
                    a material fact contained In any registration statement under which Registrable Securities are registered, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                         (ii) the omission or alleged  omission to state therein
                    a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

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
                         (iii) any violation or alleged violation by the Company
                    of the  1933  Act,  the  1934  Act,  any  federal  or  state securities law or any rule or regulation  promulgated  under the 1933 Act, the 1934 Act or any federal or state securities law In connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 5.6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

                    (b) BY SELLING HOLDERS. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holders partners, directors or officers or any person who controls such Holder within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the 1933 Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation) in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with
               investigating  or  defending  any  such  loss,   claim,   damage,
               liability or action; provided, however, that the indemnity agreement contained in this subsection 5.6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, That the total amounts payable in

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               Indemnity by a Holder under this Section 5.6(b) in respect of any
               Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

                    (c) NOTICE.  Promptly after receipt by an indemnified  party under this Section 5.6 of notice of the commencement of any action (Including any governmental action), such indemnified party will, if a claim in respect thereof Is to be made against any Indemnifying party under this Section 5.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other Indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such Indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel In such proceeding The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 5.6, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that It may have to any indemnified party otherwise than under this Section 5.6.

                    (d) CONTRIBUTION, In order to provide for just and equitable contribution to joint liability under the 1933 Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 5.6 but It is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5.6 provides for Indemnification in such case, or (ii) contribution under the 1933 Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 5.6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case, (A) no such Holder wilt be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered end

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
               sold by such Holder pursuant to such registration statement;  and
               (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                    (e) Survival. The obligations of the Company and Holders under this Section 5.6 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

               5.7 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that it shall not to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to donees, partners or affiliates of the Holder who agree to be similarly bound) for up to one hundred and eighty (180) days following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that:

                    (a) such  agreement  shall be  applicable  only to the first such registration statement of the Company which covers securities to be sold on its behalf to the public in an underwritten offering but not to Registrable Securities sold pursuant to such registration statement; and

                    (b) all executive officers,  directors and stockholders then
               holding   Common   Stock  of  the  Company   enter  into  similar
               agreements.

          in order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to Impose stop transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

               5.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

                    (a) Make and keep  public  information  available,  as those terms are understood and defined in Rule 144, at all times after the effective date of the first registration under the 1933 Act filed by the Company for an offering of its securities to the general public;

                    (b) Use its best  efforts to file with the  Commission  in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act (at any time after It has become subject to such reporting requirements); and

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
                    (c) So long as a Holder owns any Registrable Securities,  to furnish to the Holder forthwith upon request a written statement by the Company as to Its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the 1933 Act and the 1934 Act (at any time after it has become subject to the reporting requirements of the 1934 Act), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration (at any time after the Company has become subject to the reporting requirements of the 1934 Act).

               5.9 TERMINATION OF THE COMPANY'S OBLIGATIONS. The Company shall have no obligations pursuant to this Section 5 with respect to: (i) any request or requests for registration made by any Holder on a date more than five (5) years after the closing date of the Initial Public Offering; (ii) any request or requests for registration made by any Holder after an acquisition of the Company by a publicly traded, reporting company, pursuant to which such Holder receives registered securities listed for trading; or (iii) any Registrable Securities proposed to be sold by a Holder In a registration pursuant to this
          Section 5 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold In a three-month period without registration under the 1933 Act pursuant to Rule 144.

     Said modifications and waivers are hereby agreed to and consented to by the undersigned, holder of a majority of the shares of Series A Preferred Stock of the Company. Said modifications and consent are being provided in reliance upon the execution and performance of the Series B Preferred Stock and Warrant
Purchase Agreement between Sports Group International, Inc., a Florida Corporation and Robert E. Petersen & Margret M. Petersen, Trustees of the R.E. &
M. Petersen Living Trust dated 1/17/83 attached hereto as Exhibit "A". Without said agreement, this consent Is of no force and effect and shall be void. Further, the consent to the above-described modifications are being obtained as required pursuant to the terms of the Series B Preferred Stock and Warrant Purchase Agreement dated May 20, 1999.

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                                        9

     The Parties agree to sign and file any and all documents necessary to effectuate the terms of this Agreement, including, but not limited to Consents to the Amendment of the Articles of Incorporation to be filed with the Secretary of State of Florida.

     This consent may be executed in counterparts and by facsimile signatures.

Date: May 20, 1999                      By: /s/ Kevin Blackwell
                                            ------------------------------------
                                            Kevin Blackwell

     As the sole Holders of the Series B Stock, we hereby Consent to the above-described changes to the terms and conditions of the Series A Stock.

Date: May 20, 1999                      THE R.E. PETERSEN LlVING TRUST DATED
                                        1/17/83

                                        By: /s/ Robert E. Petersen
                                            ------------------------------------
                                            Robert E. Petersen, Trustee


                                            /s/ Margret M. Petersen
                                            ------------------------------------
                                            Margret M. Petersen, Trustee

                                       10